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                                                                    EXHIBIT 99.1

IASIS
HEALTHCARE(R)


INVESTOR CONTACT:                                     NEWS MEDIA CONTACT:
W. Carl Whitmer                                       Eve Hutcherson
Vice President and Treasurer                          Director, Public Relations
(615) 844-2747                                        (615) 467-1221



           IASIS HEALTHCARE TO BROADCAST ITS YEAR-END CONFERENCE CALL
                              LIVE ON THE INTERNET

FRANKLIN, TENN. (NOVEMBER 26, 2001) - IASIS Healthcare(R) Corporation, a leading owner and operator of acute care hospitals, today announced that it will provide an online Web simulcast of its year-end conference call on Tuesday, December 4, 2001. The Company will release its results for the year ended September 30, 2001, before the opening of the market on December 4, 2001.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11:00 a.m. Eastern Time on December 4, 2001. The link to this event can be found at the Company's website: www.iasishealthcare.com.

An online replay will be available two hours after the call ends and will be available for 30 days. The online replay can also be found on the Company's website.

IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians, working with local managed care plans, and recruiting experienced management. Currently, IASIS Healthcare owns or leases 14 hospitals with a total of 2,063 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 50,700 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.

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